EXHIBIT 99.2

SUPPORT SERVICES AGREEMENT

THIS SUPPORT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of this 6th day of December, 2007 (the “Effective Date”), by and between Sleek, Inc., a Massachusetts corporation (“Sleek”), and BSML, Inc., a Utah corporation (the “Customer”).

RECITALS

WHEREAS, Sleek has certain expertise and experience in the marketing, management and operation of medical and aesthetic spas; and

WHEREAS, the Customer desires to engage Sleek, and Sleek desires to be engaged by the Customer as an independent contractor to provide certain services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Services.

(a) Performance of Services. Sleek agrees to use commercially reasonable efforts to perform (or cause to be performed) the services set forth in Exhibit A attached hereto (the “Services”) according to the specifications (the “Specifications”) and schedule set forth thereon.

(b) Personnel. Sleek shall assign employees and subcontractors with suitable qualifications to perform the Services. Sleek may replace or change employees and subcontractors as required. For the term of this Agreement and for two (2) years thereafter, the Customer agrees not to solicit or retain the services of any person who is an employee of Sleek and who performed Services.

(c) Customer’s Obligations. The Customer acknowledges that the Customer’s timely provision of (and Sleek’s access to) the Customer assistance, cooperation, and complete and accurate information and data from the Customer’s officers, agents and employees (“Cooperation”) is essential to the performance of the Services, and that Sleek shall not be liable for any deficiency in performing the Services if such deficiency results from the Customer’s failure to provide full Cooperation as required hereunder.

(d) License. Subject to the Customer’s performance of its obligations hereunder, Sleek hereby grants to the Customer a personal, worldwide, non-exclusive, non-transferable license during the Term (as defined below) to use, within the Customer’s enterprise only, any materials developed by Sleek for the Customer under this Agreement solely for Customer’s business purposes. Any idea, concept, know-how, or technique that is developed by the parties jointly in the performance of the Services shall be jointly owned by the parties (with each party owning an equal and undivided one-half (1/2) interest therein) and may (subject to applicable patents and copyrights) be freely used by either party without the consent of the other party and without accounting to the other party.

2. Payments.

(a) Fees. The Customer shall pay to Sleek the compensation set forth on Exhibit B attached hereto in accordance with the terms and conditions set forth thereon.

(b) Expenses. The Customer shall reimburse Sleek for all reasonable travel, lodging, communications, and out-of-pocket expenses actually incurred by Sleek and without mark-up in connection with providing the Services.

(c) Payment Terms. Unless otherwise specified on Exhibit B hereto, Sleek shall submit to the Customer, on a monthly basis, an invoice for all Services performed and expenses incurred during the prior month. All amounts payable by the Customer hereunder shall be due and payable as set forth in Exhibit B. The Customer agrees to pay interest at the rate of one percent (1.0%) per month (or the maximum rate permitted by applicable law, whichever is less) for all amounts not paid within thirty (30) days from the due date.

(d) Taxes. In addition to all charges specified in this Agreement, the Customer shall pay or reimburse Sleek for all federal, state, local or other taxes, including, without limitation, sales, use, excise and property taxes, or amounts levied in lieu thereof, based on charges set forth in this Agreement; provided, however, the Customer shall have no responsibility for taxes imposed on Sleek’s net income by any taxing authority.

3. Term; Termination.

(a) Term. This Agreement shall commence on the Effective Date and continue in effect for an initial period of three (3) years (the “Initial Term”). Thereafter, this Agreement shall automatically renew for additional consecutive one (1) year periods (each, a “Renewal Term”), unless terminated by either party upon at least ninety (90) days written notice to the other party prior to the end of the Initial Term or any Renewal Term. For purposes of this Agreement, the “Term” is the period commencing on the Effective Date and ending on the termination of the Agreement.

(b) Termination. In the event that either party shall fail to perform its obligations pursuant to this Agreement and such failure shall continue for a period of thirty (30) days following written notice from the other party, this Agreement may be terminated by the non-breaching party by giving a notice of termination to the other party. The Customer shall pay Sleek for all Services performed and expenses incurred up through the termination date. In the event that the Employment Agreement between the Customer and Andrew Rudnick of even date (the “Employment Agreement”) is terminated as a result of a breach by Rudnick then the Customer may terminate this Agreement upon ten (10) days written notice to Sleek. The provisions of Sections 1(b) (last sentence only), 2, 3(b), 5, 6, and 7 shall survive any expiration or other termination of this Agreement.

4. Limited Warranty.

(a) Limited Warranty. Sleek hereby represents and warrants to the Customer that the Services will be performed in a professional and workmanlike manner.

(b) Intellectual Property. Sleek hereby represents and warrants to the Customer that the Services provided hereunder will in no way breach the intellectual property rights of any third party.

(c) Organization, Standing Authorization. Sleek is duly organized, validly existing, and in good standing under the laws of Massachusetts, and has the requisite power and authority to enter into this Agreement and perform as anticipated by this Agreement. The execution and delivery of this Agreement by Sleek has been duly authorized by all required action of Sleek. The person executing, on Sleek’s behalf, this Agreement is duly authorized to do so.

(d) No Other Warranties. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4, SLEEK MAKES NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE SERVICES OR ANY WORK PRODUCT DEVELOPED HEREUNDER, AND SLEEK HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR NEED, ACCURACY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS AND TITLE, AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

5. Limitation of Liability.

(a) General Limitation. Sleek’s aggregate liability to the Customer for damages in connection with this Agreement and the Services provided pursuant to this Agreement, regardless of the form of action giving rise to such liability (under any theory, whether in contract, tort, statutory or otherwise) shall not exceed the aggregate compensation paid by the Customer to Sleek pursuant to this Agreement.

(b) Limitation on Other Damages. To the extent permitted by applicable law and notwithstanding anything in this Agreement to the contrary or any failure of essential purpose of any limited remedy or limitation of liability, Sleek shall not be liable for any indirect, exemplary, special, consequential or incidental damages of any kind, or for any damages resulting from loss or interruption of business, lost data or lost profits, arising out of or relating to this Agreement or the subject matter hereof, however caused, even if Sleek has been advised of or should have know of the possibility of such damages.

(c) Contractual Statute of Limitations. Except for actions for nonpayment or breach of Contractor’s proprietary rights by the Customer, no action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the last day of the Term.

(d) Liability of Customer to Sleek. The Customer’s liability to Sleek shall be limited to the liability to make the payments to Sleek set out in Section 2 and the Customer shall have no other liability to Sleek whatsoever.

(e) Acknowledgment. The parties acknowledges that the limitations of liability contained in this Section 5:

(i) are a fundamental part of the basis of the bargain hereunder, and that neither party would enter into this Agreement absent such limitations;

(ii) do not apply to any loss arising as a result of a breach of Section 6 below; and

(iii) do not apply to any losses arising under the Employment Agreement.

6. Confidentiality.

(a) Confidential Information. By virtue of this Agreement, the parties may have access to information that is confidential to one another. For purposes of this Agreement, “Confidential Information” of a party means information, ideas, materials or other subject matter of such party, whether disclosed orally, in writing or otherwise, that is provided under circumstances reasonably indicating that it is confidential or proprietary. Confidential Information includes, without limitation, the terms and conditions of this Agreement; all business plans, technical information or data, product ideas, methodologies, calculation algorithms and analytical routines; and all personnel, customer, contracts and financial information or materials disclosed or otherwise provided by such party (“Disclosing Party”) to the other party (“Receiving Party”). Confidential Information does not include that which (i) is already in the Receiving Party’s possession at the time of disclosure to the Receiving Party, (ii) is or becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party, (iii) is obtained by the Receiving Party from an unrelated third party without a duty of confidentiality, or (iv) is independently developed by the Receiving Party. Without limiting the generality of, and notwithstanding the exclusions described in, the foregoing, Confidential Information of both parties includes the terms and pricing under this Agreement.

(b) Restrictions on Use. The Receiving Party shall not use Confidential Information of the Disclosing Party for any purpose other than in furtherance of this Agreement and the activities described herein. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any third parties except as otherwise permitted hereunder. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees of Sleek who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including, without limitation, provisions relating to nonuse and nondisclosure) no less restrictive than those required by the Receiving Party for its own Confidential Information. The Receiving Party shall maintain Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware.

(c) Exclusions. Notwithstanding the foregoing, this Agreement shall not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation, provided that, in such event, the Receiving Party shall promptly notify the Disclosing Party to allow intervention (and shall cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order). Further, each party may disclose the terms and conditions of this Agreement: (i) as required by the applicable securities laws, including, without limitation, requirements to file a copy of this Agreement (redacted to the extent reasonably permitted by applicable law) or to disclose information regarding the provisions hereof or performance hereunder to applicable regulatory authorities; (ii) in confidence, to legal counsel; (iii) in confidence, to accountants, banks, and financing sources and their advisors; and (iv) in connection with the enforcement of this Agreement or any rights hereunder.

(d) Equitable Relief. Each party (as Receiving Party) acknowledges that the Disclosing Party considers its Confidential Information to contain trade secrets of the Disclosing Party and that any unauthorized use or disclosure of such information would cause the Disclosing Party irreparable harm for which its remedies at law would be inadequate. Accordingly, each party (as Receiving Party) acknowledges and agrees that the Disclosing Party will be entitled, in addition to any other remedies available to it at law or in equity, to the issuance of injunctive relief, without bond, enjoining any breach or threatened breach of the Receiving Party’s obligations hereunder with respect to the Confidential Information of the Disclosing Party, and such further relief as any court of competent jurisdiction may deem just and proper.

(e) Return of Materials. Upon termination of this Agreement, each party (as Receiving Party) will immediately return to the Disclosing Party all Confidential Information of the Disclosing Party embodied in tangible (including electronic) form or, at the Disclosing Party’s discretion, destroy all such Confidential Information and certify in writing to the Disclosing Party that all such Confidential Information has been destroyed.

7. Miscellaneous.

(a) Integration and Severability. This Agreement is the final, complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises and other communications, whether oral or written, relating to such subject matter. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect.

(b) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Utah without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Utah to the rights and duties of the parties.

(c) Jurisdiction and Venue. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the federal or state courts located in Contra Costa County, California, and each party hereto (i) irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding, and (ii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of California, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum.

(d) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(e) Attorneys’ Fees. In the event of any suit, action, or proceeding brought by any party for the breach of any term hereof, or to enforce any provisions hereof, the prevailing party shall be entitled to reasonable attorneys’ fees in addition to court costs and other expenses of litigation in said action or proceeding. For purposes of this Section 7(e), “prevailing party” includes, without limitation, a party who agrees to dismiss an action or proceeding upon the other’s payment of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.

(f) Modification and Waiver. No amendment or modification to this Agreement shall be valid or binding upon the parties unless in writing and signed by an officer of each party. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

(g) Non-Assignable. No right or obligation of a party under this Agreement may be assigned, delegated or otherwise transferred, whether by agreement, operation of law or otherwise, without the express prior written consent of the other party, and any attempt to assign, delegate or otherwise transfer any of a party’s rights or obligations hereunder without such consent shall be void. Subject to the preceding sentence, this Agreement shall bind each party and its permitted successors and assigns.

(h) Remedies. All rights and remedies hereunder shall be cumulative, may be exercised singularly or concurrently and, unless otherwise stated herein, shall not be deemed exclusive. If any legal action is brought to enforce any obligations hereunder, the prevailing party shall be entitled to receive its attorneys’ fees, court costs and other collection expenses, in addition to any other relief it may receive.

(i) Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (i) when delivered personally; (ii) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (iii) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth on the signature page of this Agreement (or to such other address as may be designated by a party by giving written notice to the other party in accordance with this Section 7(i)).

(j) Force Majeure. Both parties shall be excused from performance under this Agreement for any period to the extent that a party is prevented from performing any obligation, in whole or in part, as a result of causes beyond its reasonable control and without its negligent or willful misconduct, including without limitation, acts of God, natural disasters, war or other hostilities, labor disputes, civil disturbances, governmental acts, orders or regulations, third party nonperformance or failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

(k) Construction. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

(l) Exhibits. All Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

(m) Counterparts. This Agreement may be executed in several counterparts, all of which shall constitute one agreement.

(n) Relationship of Parties. This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the parties, and the parties shall at all times be and remain independent contractors. Except as expressly agreed by the parties in writing, neither party shall have any right or authority, express or implied, to assume or create any obligation of any kind, or to make any representation or warranty, on behalf of the other party or to bind the other party in any respect whatsoever.

(o) Reservation of Rights. Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to grant, directly or by implication, estoppel or otherwise, any right or license with respect to any technology or other intellectual property rights, and each party retains all right, title and interest in and to their respective technologies and other intellectual property rights.

(p) Parties in Interest. Except as otherwise provided herein to the contrary, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any person other than the parties hereto and their respective permitted successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against ay party to this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Consulting Services Agreement as of the date first written above.

“SLEEK”

Sleek, Inc.

By:	/s/ A. Rudnick

Its:
Address:

"COMPANY"

BSML, Inc.

By:	/s/ J. Feneley

Title:	CEO

Address:	490 North Wiget Lane
Walnut Creek, California 94598
Attn: Chief Financial Officer

SIGNATURE PAGE
TO THE
SUPPORT SERVICES AGREEMENT

EXHIBIT A

SERVICES

Description of Services: To provide:

(i)	Marketing advice, consulting and strategy for all products and services offered by the Customer;

(ii)	Fulfillment of all product requirements;

(iii)	Training of the Customer’s personnel;

(iv)	Timely billing to and collecting from all customers, and accounts receivable;

(v)	Cash management;

(vi)	Personnel management;

(vii)	Timely preparation and filing of the Customer’s tax and regulatory returns and other necessary governmental filings;

(viii)	Providing information technology services;

(ix)	Providing data processing services;

(x)	Maintenance of records in accordance with procedures mutually agreed upon by the parties; and

(xi)	Providing technical services for the Customer and its business.

EXHIBIT B

PAYMENTS AND OTHER COMPENSATION

The Customer shall pay Sleek each of the following amounts:

Equity Compensation:	(a) Subject to the execution and delivery of a subscription agreement therefore, concurrent with the execution and delivery of this Agreement the Customer will issue to Sleek 1,240,000 shares of its restricted common stock.

(b) Subject to the execution and delivery of a subscription agreement therefore and the last sentence of this subsection, Sleek shall be eligible to receive up to 1,240,000 shares of Customer’s restricted common stock per year for each $1 million of annual incremental increase in the Company’s EBITDA (as reported in the Company’s Form 10-K filed with the United States Securities and Exchange Commission) from a baseline of $0.00. By way of example, if reported EBITDA for the period ending December 31, 2008 is $2,000,000 then such amount would entitle Sleek to receive 2,480,000 shares of the Company’s restricted common stock. By way of further example, if the reported EBITDA for the period ending December 31, 2009 is $2,900,000, then Sleek would not receive any additional shares of the Customer’s restricted common stock for that period, the Company having compensated Sleek in 2008 for achieving $2,000,000 in EBITDA and the Company having failed to achieve at least $3,000,000 in EBITDA in 2009. By way of further example, if the reported EBITDA for the period ending December 31, 2010 is $3,700,000, then Sleek would receive 1,240,000 additional shares of the Customer’s restricted common stock for that period, the Company having compensated Sleek in 2008 for achieving $2,000,000 in EBITDA and the Company having achieved more than $3,000,000 but less than $4,000,000 in EBITDA in 2010. The annual equity compensation shall be paid within ten (10) business days after the date in each year on which the Company files its Form 10-K for the preceding fiscal year. The Customer will not be obligated to issue shares of its restricted common stock to Sleek in any amount at such time that Sleek has acquired an aggregate of sixty percent (60.0%) of the issued and outstanding common stock of the Customer.

Administrative Fee:	The Customer shall pay Sleek a monthly administrative fee (the “Administrative Fee”) equal to the aggregate of Sleek’s actual costs, fees, expenses incurred by or on behalf of Sleek in connection with, or related to the provision of the Services under the Agreement, including, without limitation, salaries, wages, and other compensation paid to employees and approved by Sleek to perform the Services, the cost of employee benefits attributable to such approved employees, communications, and any other operating expenses of Sleek (the “Base Costs”). However, in no event shall compensation paid to, and the costs of benefits attributable to, Sleek employees not approved by Customer be included in Base Costs. The Administrative Fee shall be paid on the 1st of every month following the month in which Sleek bills the Customer for Administrative Services during the Term.